                                                                     EXHIBIT 4.1
                                                                     -----------

                                                         FORM OF FIXED RATE NOTE
                                                         -----------------------

                                [Face of Note]

CUSIP NO.____           TUPPERWARE FINANCE COMPANY B.V.

REGISTERED
NO. FX__                  MEDIUM-TERM NOTE, SERIES A    PRINCIPAL AMOUNT:  $____


                         UNCONDITIONALLY GUARANTEED BY
                            TUPPERWARE CORPORATION

          If this Security is a global Security, the following legend is applicable: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

    The following summary of terms is subject to the information set forth herein:

SPECIFIC CURRENCY:                               EXCHANGE RATE AGENT
(If other than U.S. Dollars):                    ((f Specified Currency is other
                                                 than U.S. Dollars):

EXCHANGE RATE:   U.S. $1.00 = _____              OPTIONAL REDEMPTION:                       [_] YES [_]

ORIGINAL ISSUE DATE:                             INITIAL REDEMPTION DATE:

                                                 REDEMPTION PERIODS:

STATED MATURITY:                                 INITIAL REDEMPTION PERCENTAGE:

                                                 ANNUAL PERCENTAGE
                                                 REDEMPTION REDUCTION:

AUTHORIZED DENOMINATIONS                         REDEMPTION PRICE:  The Initial
(If other than $100,000 and integral             Redemption Percentage, as adjusted
multiples of $1,000 in excess thereof            downward by the Annual Percentage
or if Specified Currency is other than           Redemption Reduction on each anniversary
U.S. Dollars):                                   of the Initial Redemption Date (until
                                                 the adjusted percentage is 100%),
                                                 multiplied by the unpaid Principal
                                                 Amount of the Security or the portion
                                                 thereof to be redeemed.

FORM:                         [_] GLOBAL         OPTION TO ELECT REPAYMENT:                 [_] YES [_]
                              [_] CERTIFICATED
PAYING AGENT (If other than the Trustee):        OPTIONAL REPAYMENT DATE[S]:
INTEREST RATE:                                   OPTIONAL REPAYMENT PRICE[S]:
REGULAR RECORD DATES:
INTEREST PAYMENT DATES:                          OPTIONAL INTEREST RESET:                   [_] YES [_]
OVERDUE RATE:                                    OPTIONAL INTEREST RESET DATE[S]:

DEPOSITARY:                                     OPTIONAL EXTENSIONS OF ORIGINAL STATED
                                                MATURITY DATE:                              [_] YES [_]
SINKING FUND:               [_] YES [_] NO      EXTENSION PERIOD:
                                                NUMBER OF EXTENSION PERIODS:
AMORTIZING SECURITY:        [_] YES [_] NO
                                                FINAL MATURITY DATE:
ANNEX ATTACHED (and
incorporated by reference
herein):                    [_] YES [_] NO      OTHER PROVISIONS:

          If this Security was issued with "original issue discount" for purposes of Section 1273 of the Internal Revenue Code of 1986, as amended, the following shall be completed:

ORIGINAL ISSUE DISCOUNT SECURITY:    [_] YES [_] NO       ISSUE PRICE (expressed
as a percentage of aggregate principal amount):

YIELD TO MATURITY:

          TUPPERWARE FINANCE COMPANY B.V., a corporation organized and existing under the laws of The Netherlands (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________________________________________________ or registered assigns, the principal sum specified above on the Stated Maturity shown above, and to pay interest thereon from and including the Original Issue Date shown above or from and including the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, as the case may be.

          Interest will be paid on the Interest Payment Date or Dates specified above, commencing with the first such Interest Payment Date next succeeding the Original Issue Date shown above (except as provided below), at the rate per annum specified above, until the principal hereof is paid or made available for payment and on the Stated Maturity, and, if specified above, interest will accrue on any overdue principal and on any overdue installment of interest (to the extent that such interest is legally enforceable) at the Overdue Rate per annum specified above. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered in the Security register at the close of business on the regular record date specified above (a "Regular Record Date") next preceding such Interest Payment Date; provided, however, that interest payable at maturity will be payable to the person to whom principal will be payable. The first payment of interest on any Security originally issued between a Regular Record Date and the next Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof is to be given to Holders of Securities not less than 10 calendar days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          If this Security is a Global Security as specified above, while this Security is represented by one or more Global Securities registered in the name of the Depositary or its nominee, the Company will cause payments of principal of, premium, if any, and interest on such Global Securities to be made to the Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, the Depositary or its nominee, and otherwise in accordance with such agreements, regulations and procedures.

          If this Security is a certificated Security as specified above, payments of interest and, if this Security is an Amortizing Security as specified above, principal on this Security (other than interest, and if this Security is an Amortizing Security, principal payable at Stated Maturity) will be made by mailing a check to the Holder at the address of the Holder appearing in the Security register on the applicable Regular Record Date. Notwithstanding the foregoing, at the option of the Company, all payments of interest and, if this is an Amortizing Security, principal on this Security may be made by wire transfer of immediately available funds to an account designated by the Holder at a bank located in the United States.

          Payment of principal of, premium, if any, and interest on this Security will be made in the Specified Currency specified above; provided, however, that, if this Security is denominated in other than U.S. dollars, payments of principal, premium, if any, and interest on this Security will nevertheless be made in U.S. dollars: (a) at the option of the Holder of this Security under the procedures described in the two next succeeding paragraphs and (b) at the Company's option in the case of imposition of exchange controls or other circumstances beyond the Company's control as described in the fourth succeeding paragraph. The Company will at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of, premium, if any, or interest on any Securities of this series on behalf of the Company and having an office or agency (the "Paying Agent Office") in the City of Chicago (the "Place of Payment"), where Securities of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to Securities of this series may be served. The Company has initially appointed The First National Bank of Chicago as such Paying Agent. The Company will give prompt written notice to the Trustee of any change in such appointment.

          Except as provided in the next paragraph, payments of interest and principal and premium, if any, for any Security of this series denominated in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the registered Holder of such Security on the relevant Regular Record Date, or at the Stated Maturity, redemption or repayment of such Security, as the case may be (each date of such Stated Maturity and any such redemption or repayment being referred to herein as a "Maturity" with respect to the principal repayable on such date), has transmitted a written request for such payment in U.S. dollars to the Paying Agent at the Paying Agent Office in the Place of Payment on or before such Regular Record Date, or the date 15 days before such Maturity. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Any such request made for any Security by a registered Holder will remain in effect for any further payments of interest and principal and premium, if any, on such Security payable to such Holder, unless such request is revoked on or before the relevant Regular Record Date or the date 15 days before such Maturity.

          The U.S. dollar amount to be received by a Holder of a Security denominated in a Specified Currency other than U.S. dollars who elects to receive payment in U.S. dollars will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent as of 11:00 a.m., New York City time on the second Business Day next preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of such Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Securities of this series denominated in such Specified Currency electing to receive U.S. dollar payments on such payment date and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the second Business Day preceding the payment of principal, premium, if any, or interest for any such Security, such payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any such Security will be borne by the Holder thereof by deductions from such payment. If this Security is denominated in a Specified Currency other than U.S. dollars,
(i) the Company will at all times appoint and maintain a banking institution that is not an Affiliate of the Company as Exchange Rate Agent hereunder; and
(ii) the Company has initially appointed the Exchange Rate Agent specified above as such Exchange Rate Agent and will give prompt written notice to the Trustee of any change in such appointment.

          Payment of the principal of, premium, if any, and interest on any Security of this series due at Maturity will be made in immediately available funds upon surrender of such Security to the Paying Agent at the Paying Agent Office in the Place of Payment; provided that such Security is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures.

          If the principal of, premium, if any, or interest on any Security of this series is payable in other than U.S. dollars and such Specified Currency is not available, due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of such Security by making such payments in U.S. dollars on the basis of the most recently available Exchange Rate (as defined on the reverse hereof).



          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF AND THE ATTACHED ANNEX, IF ANY, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or its successor as Trustee, or its Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


          IN WITNESS WHEREOF, TUPPERWARE FINANCE COMPANY, B.V. has caused this instrument to be signed by its duly authorized representatives.


Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION           TUPPERWARE FINANCE COMPANY,
This is one of the series of Securities of the    B.V.
series designated herein referred to in the
within-mentioned Indenture.                       By:___________________________
                                                     Managing Director

THE FIRST NATIONAL BANK OF CHICAGO,               By:___________________________
as Trustee                                           Managing Director


By:__________________________
   Authorized Officer

                               [Reverse of Note]

                        TUPPERWARE FINANCE COMPANY B.V.

                          MEDIUM-TERM NOTE, SERIES A

                         UNCONDITIONALLY GUARANTEED BY

                            TUPPERWARE CORPORATION


          SECTION 1.  General.  This Note is one of a duly authorized issue of
                      -------
securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of October 1, 1996 (herein called the "Indenture"), between the Company, Tupperware Corporation (the "Guarantor") and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated on the face hereof. The Securities may be denominated in different currencies, bear different dates, mature at different times, bear interest at different rates, be subject to different redemption provisions, if any, may be subject to different sinking funds, purchase or analogous funds, if any, and may otherwise vary, all as provided in the Indenture. The Securities of this series may be issued from time to time up to an aggregate public offering price of $100,000,000 (or the equivalent thereof in foreign currencies, currency units or composite currencies).

          SECTION 2.  Payments.  Interest on this Security will be payable on
                      --------
the Interest Payment Date or Interest Payment Dates as specified on the face hereof and, in either case, at Maturity.

          Unless otherwise specified on the face hereof, payments on this Security with respect to any Interest Payment Date or Maturity will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding such Interest Payment Date or Maturity. Interest on this Security will be computed and paid on the basis of a 360-day year of twelve 30-day months.

          Unless otherwise specified on the face hereof, if this Security is an Amortizing Security, payments with respect to this Security will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof. If this Security is an Amortizing Security, a table setting forth repayment information in respect to this Security will be provided to the original purchaser hereof and will be available, upon request, to subsequent Holders.

          All percentages resulting from any calculation with respect to this Security will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all dollar amounts used in or resulting from any such calculation with respect to this Security will be rounded to the nearest cent (with one-half cent being rounded upward).

          "Business Day" means, for any particular location, any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in such location are authorized or obligated by law, regulation or executive order to close. "Market Day" means any Business Day in The City of New York. If any payment on this Security falls on a day that is not a Market Day (and, if the Specified Currency is other than U.S. dollars, a Business Day in the country issuing such Specified Currency (or, for ECUs, Brussels)), such payment to be made on such day with respect to this Security will be made on the next day that is a Market Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

          SECTION 3.  Redemption.   This Security will be redeemable at the
                      ----------
option of the Company prior to the Stated Maturity only if an Initial Redemption Date is specified on the face hereof. If so specified, this Security will be subject to redemption at the option of the Company on any date on and after such Initial Redemption Date in whole or from time to time in part in increments of $100,000 or the minimum denomination, if any, specified on the face hereof (provided that any remaining principal amount hereof shall be at least $1,000 or such minimum denomination), at the Redemption Price specified on the face hereof, plus accrued and unpaid interest to but excluding the date of redemption, but payments due with respect to this Security prior to the date of redemption will be payable to the Holder of this Security of record at the close of business on the relevant Regular Record Date specified on the face hereof, all as provided in the Indenture. The Company may exercise such option by causing the Trustee to mail a notice of such redemption, at least 30 but not more than 60 calendar days prior to the date of redemption, in accordance with the provisions of the Indenture. In the event of redemption of this Security in part only, this Security will be canceled and a new Security or Securities representing the unredeemed portion hereof will be issued in the name of the Holder hereof.

          SECTION 4.  Repayment.  If so specified on the face hereof, this
                      ---------
Security will be repayable, in whole or in part, prior to Stated Maturity at the option of the Holder on the Optional Repayment Date or Dates specified on the face hereof at the Optional Repayment Price or Prices specified on the face hereof, plus accrued and unpaid interest to but excluding the date of repayment. The principal amount of a new Security or Securities to be issued to the Holder for the portion of such Security not being repaid must be $100,000 or an integral multiple of $1,000 in excess thereof. In order for this Security to be repaid prior to Stated Maturity, the Paying Agent must receive at least 30 but not more than 45 calendar days prior to an Optional Repayment Date (i) this Security with the form below entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Security, the principal amount of this Security, the principal amount of this Security to be repaid, the certificate number or a description of the tenor and terms of this Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security with the form below entitled "Option to Elect Repayment" duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission, hand delivery or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Security with such form duly completed must be received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the Holder of this Security will be irrevocable, except that a Holder who has tendered this Security for repayment may revoke such tender for repayment by written notice to the Paying Agent received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the Optional Repayment Date. The repayment option may be exercised by the Holder of this Security for less than the entire principal amount of this Security provided that the principal amount of this Security remaining outstanding after such repayment is an authorized denomination. Upon such partial repayment this Security will be canceled and a new Security or Securities for the remaining principal amount hereof will be issued in the name of the Holder hereof.

          If this Security is a Global Security as specified on the face hereof, while this Security is represented by one or more Global Securities registered in the name of the Depositary or its nominee, the option for repayment may be exercised by a participant that has an account with the Depositary, on behalf of the beneficial owner of this Security, by delivering a written notice substantially similar to the form below entitled "Option to Elect Repayment" duly completed to the Trustee at its Corporate Trust Office (or such other address of which the Company will from time to time notify the Holders), at least 30 but not more than 60 calendar days prior to an Optional Repayment Date. A notice of election from a participant on behalf of the beneficial owner of this Security to exercise the option to have this Security repaid must be received by the Trustee prior to 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the beneficial owner of this Security must so direct the applicable participant before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, the beneficial owner of this Security should consult the participant through which such beneficial owner owns its interest herein for the deadline for such participant. All notices shall be executed by a duly authorized officer of such participant (with signatures guaranteed) and will be irrevocable. In addition, the beneficial owner of this Security shall effect delivery at the time such notice of election is given to the Depositary by causing the applicable participant to transfer such beneficial owner's interest in this Security, on the Depositary's records, to the Trustee.

          SECTION 5.  Optional Interest Reset.  If so specified on the face
                      -----------------------
hereof, the interest rate specified on the face hereof may be reset by the Company on the Optional Interest Reset Date or Dates specified on the face hereof. The Company may exercise such option by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to an Optional Interest Reset Date. If the Company so notifies the Trustee of such exercise, not later than 40 calendar days prior to such Optional Interest Reset Date, the Trustee will send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of this Security a notice (the "Reset Notice") indicating (i) that the Company has elected to reset the interest rate, (ii) such new interest rate and (iii) the provisions, if any, for redemption during the period from such Optional Interest Reset Date to the next Optional Interest Reset Date or, if there is no such next Optional Interest Reset Date, to the Stated Maturity of this Security (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

          Notwithstanding the foregoing, not later than 20 calendar days prior to an Optional Interest Reset Date, the Company may, at its option, revoke the interest rate provided for in the Reset Notice and establish a higher interest rate for the Subsequent Interest Period commencing on such Optional Interest Reset Date by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate to the Holder of this Security. Such notice will be irrevocable. All Securities with respect to which the interest rate is reset on an Optional Interest Reset Date to a higher interest rate will bear such higher interest rate, whether or not tendered for repayment as provided in the next paragraph.

          If the Company elects prior to an Optional Interest Reset Date to reset the interest rate of this Security, the Holder of this Security will have the option to elect repayment of this Security, in whole but not in part, by the Company on such Optional Interest Reset Date at a price equal to the principal amount hereof plus accrued and unpaid interest to but excluding such Optional Interest Reset Date. In order for this Security to be so repaid on an Optional Interest Reset Date, the Holder must follow the procedures specified under
Section 4 for optional repayment, except that the period for delivery of this Security or notification to the Trustee will be at least 25 but not more than 35 calendar days prior to such Optional Interest Reset Date. If the Holder has tendered this Security for repayment following receipt of a Reset Notice, the Holder may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to such Optional Interest Reset Date.

          SECTION 6.  Optional Extension of Maturity.  If so specified on the
                      ------------------------------
face hereof, the Stated Maturity of this Security may be extended at the option of the Company for one or more periods of from one to five whole years, as specified on the face hereof (each an "Extension Period"), up to but not beyond the date (the "Final Maturity Date") specified on the face hereof. The Company may exercise such option with respect to this Security by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to the Stated Maturity of this Security in effect prior to the exercise of such option (the "Original Stated Maturity Date"). If the Company so notifies the Trustee of such exercise, the Trustee will send, not later than 40 calendar days prior to the Original Stated Maturity Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of this Security a notice (the "Extension Notice") relating to such Extension Period indicating (i) that the Company has elected to extend the Stated Maturity of this Security, (ii) the new Stated Maturity, (iii) the interest rate applicable to such Extension Period and (iv) the provisions, if any, for redemption during such Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Extension Period. Upon the Trustee's sending of the Extension Notice, the Stated Maturity of this Security will be extended automatically and, except as modified by the Extension Notice and as described in the next two paragraphs, this Security will have the same terms as prior to the sending of such Extension Notice.

          Notwithstanding the foregoing, not later than 20 calendar days prior to the Original Stated Maturity Date of this Security, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate to the Holder of this Security. Such notice will be irrevocable. All Securities with respect to which the Stated Maturity is extended will bear such higher interest rate for the Extension Period, whether or not tendered for repayment as provided in the next paragraph.

          If the Company extends the Stated Maturity of this Security (or an Extension Period, as applicable), the Holder will have the option to elect repayment of this Security, in whole but not in part, by the Company on the Original Stated Maturity Date (or last day of such Extension Period) at a price equal to the principal amount hereof, plus accrued and unpaid interest to but excluding such date. In order for this Security to be so repaid on the Original Stated Maturity Date (or last day of such Extension Period), the Holder of this Security must follow the procedures specified under Section 4 for optional repayment, except that the period for delivery of this Security or notification to the Trustee will be at least 25 but not more than 35 calendar days prior to the Original Stated Maturity Date (or last day of such Extension Period). If the Holder has tendered this Security for repayment following receipt of an Extension Notice, the Holder may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 p.m., New York City time, on the tenth calendar day prior to the Original Stated Maturity Date (or last day of such Extension Period).

          SECTION 7.  Sinking Fund.  This Security is not subject to a sinking
                      ------------
fund unless otherwise specified on the face hereof.

          SECTION 8.  Original Issue Discount Securities.  Notwithstanding
                      ----------------------------------
anything herein to the contrary, if this Security is an Original Issue Discount Security as specified on the face hereof, the amount payable in the event the principal amount hereof is declared to be due and payable immediately by reason of an Event of Default or in the event of redemption or repayment hereof prior to the Stated Maturity hereof, in lieu of the principal amount due at the Stated Maturity hereof, will be the Amortized Face Amount of this Security as of the date of declaration, redemption or repayment, as the case may be. The "Amortized Face Amount" of this Security will be the amount equal to (a) the principal amount of this Security multiplied by the Issue Price specified on the face hereof plus (b) the portion of the difference between the dollar amount determined pursuant to the preceding clause (a) and the principal amount hereof that has accreted at the Yield to Maturity specified on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, redemption or repayment but in no event will the Amortized Face Amount of this Security exceed its principal amount.

          SECTION 9.  Events of Default.  If any Event of Default with respect
                      -----------------
to Securities of this series shall occur and be continuing, the principal of the Security of this series may be declared due and payable in the manner and with the effect provided in the Indenture; provided, however, that notwithstanding anything herein to the contrary, if this Security is an Original Issue Discount Security, the amount so declared to be due and payable will be the Amortized Face Amount of this Security as of the date of such declaration as specified under Section 8.

          SECTION 10.  Modification or Waiver; Obligation of the Company
                       -------------------------------------------------
Absolute. The Indenture permits, with certain exceptions as therein provided,
--------
the amendment thereof and the modification of the rights and obligations of the Company, the Guarantor and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of at least a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Security at the times, places and rates, and in the coin or currency, herein prescribed.

          SECTION 11.  Assumption of Obligations by Guarantor  The Guarantor,
                       --------------------------------------
without the consent of the Holder hereof, may, or may be required to, assume all of the obligations of the Company hereunder and under the Indenture with respect to the Securities in the manner and with the effect provided in the Indenture.

          SECTION 12.  Authorized Denominations.  Unless otherwise specified on
                       ------------------------
the face hereof, the Securities of this series are issuable only in registered form, without coupons, in denominations of (i) if denominated in U.S. dollars, $100,000 and integral multiples of $1,000 in excess thereof or (ii) if denominated in a Specified Currency other than U.S. dollars, the amount of such Specified Currency equivalent (at the noon buying rate in The City of New York for cable transfers for such Specified Currency (the "Exchange Rate") on the sixth Business Day in The City of New York and in the country issuing such Currency (or, for ECUs, Brussels) next preceding the Original Issue Date) to U.S. $100,000 (rounded to the nearest 1,000 units of such Specified Currency) and integral multiples of 1,000 units of such Specified Currency in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth and to the limitations described below, if applicable, Securities of this series are exchangeable for Securities of this series of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          SECTION 13.  Registration of Transfer.  As provided in the Indenture
                       ------------------------
and subject to certain limitations therein set forth, and to the limitations described below, if applicable, the transfer of this Security is registerable in the Security register upon surrender of this Security registration of transfer at the office or agency of the Company maintained for that purpose in the City of Chicago, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (which shall initially be the Trustee, One First National Plaza, Chicago, Illinois 60670 (Attention: Corporate Trust Department), or at such other address as it may designate as its principal corporate trust office in the City of Chicago), duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of like tenor, of authorized denominations and for the same and aggregate principal amount, will be issued to the designated transferee or transferees.

          No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          SECTION 14.  Owners.  Prior to due presentment of this Security for
                       ------
registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and none of the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

          SECTION 15.  No Recourse Against Certain Persons.  No recourse for the
                       -----------------------------------
payment of the principal of, and premium, if any, or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in the Indenture or any Supplemental Indenture thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, managing director or director, as such, past, present or future, of the Company, the Guarantor or of any successor corporation of either of them, either directly or through the Company, the Guarantor or any successor corporation of either of them, whether by virtue of any constitution, statute or rule or law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

          SECTION 16.  Defeasance.  The Indenture with respect to any series
                       ----------
will be discharged and canceled except for certain sections thereof, subject to the term of the Indenture, upon compliance with and in accordance with Article Ten of the indenture.

          SECTION 17.  Governing Law; Jurisdiction.  The Indenture and the
                       ---------------------------
Securities shall be governed by and construed in accordance we laws of the State of New York.

          The Company hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in The City and County of New York over any suit, action or proceeding arising out of or relating to this Security. The Company has appointed Tupperware Corporation as its agent upon whom process may be served in any such suit, action or proceeding, with a copy to the Company c/o Tupperware Corporation, P.O. Box 2353, Orlando, Florida 32802 Attention: General Counsel; provided that failure
                                                         --------
to deliver any such copy to the Company shall not affect the validity or effectiveness of any such service or process.

          SECTION 18.  Defined Terms.  All terms used in this Security which are
                       -------------
defined in the Indenture will have the meanings assigned to them in the Indenture unless otherwise defined herein.

                           OPTION TO ELECT REPAYMENT

       [To be completed only if this Security is repayable at the option of the Holder and the Holder elects to exercise such rights]


          The undersigned owner of this Security hereby irrevocably elects to have the Company repay (i) the principal amount of this Security or portion hereof below designated at the applicable Optional Repayment Price indicated on the face hereof plus accrued and unpaid interest to but excluding the date of repayment, if this Security is to be repaid pursuant to Section 4 of this Security, or (ii) 100% of the principal amount of this Security plus accrued and unpaid interest to but excluding the Optional Interest Reset Date, if this Security is to be repaid pursuant to Section 5 hereof, or to but excluding the Original Stated Maturity Date, if this Security is to be repaid pursuant to
Section 6 hereof. If a portion of this Security is not being repaid pursuant to clause (i) above, specify the principal amount to be repaid and the denomination or denominations (which will not be less than the minimum authorized denomination) of the Security or Securities to be issued to the Holder for the portion of this Security not being repaid (in the absence of any specification, one such Security will be issued for the portion not being repaid):

___________________________________________________

Dated:_____________________________________________                     _________________________________________________
                                                                        Signature
                                                                        Sign exactly as name appears on the front of this Security.

Principal amount to be repaid if amount to be repaid is pursuant        Indicate address where check is to be sent, if repaid:
to clause (i) above and is less than the entire principal amount of
this Security (principal amount remaining must be an authorized         _________________________________________________
denomination)
                                                                        _________________________________________________
$_________________________________________________
(which will be an integral multiple of U.S. $1,000)

Denomination or denominations of the Security or Securities to          SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER
 be issued for the portion of this Security not being repaid pursuant to clause (i) above
                                                                        ________________________________________________
__________________________________________________                      ________________________________________________

__________________________________________________

                                 ABBREVIATIONS


          The following abbreviations, when used in the inscription on the face of this instrument, will be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN - as joint tenants with right of survivorship and not as tenants in common

          UNIF GIFT MIN ACT                  Custodian
                            -------------------------------------------
                            (Cust)                              (Minor)
                                  Under Uniform Gifts to Minors Act
                            -------------------------------------------
                                              (State)

          Additional abbreviations may also be used though not in the above list.


                               ________________

       FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
___________________________________________________________________

___________________________________________________________________

________________________________________________________________________________
  PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE



________________________________________________________________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing _________________________________attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.


Dated:________________________
___________________________________________________________________________
                              Signature
                              Sign exactly as name appears on the front of this Security [SIGNATURE MUST BE GUARANTEED by a commercial bank, a trust company or by a member of the New York Stock Exchange]

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

                                   GUARANTEE


          FOR VALUE RECEIVED, Tupperware Corporation, a Delaware corporation (the "Guarantor"), hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal of, and premium, if any, or interest on or additional amounts with respect to said Security, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, according to the terms thereof and of the Indenture referred to therein.

          The Guarantor agrees to determine, at least one business day prior to the date upon which a payment of principal of and premium, if any, or interest on is due and payable, whether Tupperware Finance Company B.V. (the "Company") has available the funds to make such payment as the same shall become due and payable. In case of the failure of the Company punctually to pay any such principal, premium or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon redemption, or otherwise, and as if such payment were made by the Company. The Guarantor agrees to pay any additional amounts as soon as practicable after such amounts become payable and the Company fails to make full payment thereof.

          The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrevocable, and absolute, irrespective of the validity, regularity, or enforceability of said Security or said Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of said Security with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Security or indebtedness evidenced thereby, and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in said Security and in this Guarantee.

          The Guarantor shall be subrogated to all rights of the Holder of said Security against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not, without the consent of the holders of all of the Securities of the series upon which this Guarantee is endorsed then outstanding, be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of and interest on all the Securities of such series shall have been paid in full or payment thereof shall have been provided for in accordance with said Indenture.

          Notwithstanding anything to the contrary contained herein, if following any payment of principal, premium or interest by the Company on the Securities to the Holders of the Securities it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C. Section 547 and such payment is paid by such Holder to such trustee in bankruptcy, then and to the extent of such repayment, the obligations of the Guarantor hereunder shall remain in full force and effect.

          The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened prior to the creation and issuance of this Guarantee and to constitute the same as the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, have been done and performed and have happened in due and strict compliance with applicable laws.

          This Guarantee shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by the Trustee (or the Authenticating Agent).

          This Guarantee shall be governed by the laws of the State of New York.

          All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          IN WITNESS WHEREOF, TUPPERWARE CORPORATION has caused this Guarantee to be signed in its corporate name by the signature of one of its officers thereunto duly authorized and has caused its corporate seal to be affixed hereunto or imprinted or otherwise reproduced hereon.


                                         TUPPERWARE CORPORATION



                                         By:____________________________________
                                            Authorized Officer